EXHIBIT 31.4

Certification of Principal Financial Officer

I, Brett A. Brown, certify that:

1.             I have reviewed this Amendment No. 1 to the Quarterly Report on Form 10-Q of Inland Real Estate Corporation;

2.             Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: November 16, 2012	By:	/s/ BRETT A. BROWN
Name: Brett A. Brown
Title: Chief Financial Officer